Exhibit 4.36

Exhibit 4.36

THE KANSAS POWER AND LIGHT COMPANY

TO

HARRIS TRUST AND SAVINGS BANK
as Trustee

Supplemental Indenture

DATED JULY 1, 1939

REPRINTED BY OFFSET 1-52

THE KANSAS POWER AND LIGHT COMPANY

SUPPLEMENTAL INDENTURE

Dated July 1, 1939

Supplemental to Mortgage and Deed of Trust dated July 1, 1939 to Harris Trust and Savings Bank, as Trustee

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TABLE OF CONTENTS*

*NOTE: The Table of Contents and page headings are not part of the Supplemental Indenture as executed.

ARTICLE IV

Sinking Fund

ARTICLE V

Additional Covenants

ARTICLE VI

The Trustee

ARTICLE VII

Miscellaneous Provisions

Supplemental Indenture, dated the first day of July, Nineteen hundred and thirty-nine (1939), made by and between The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

Whereas, the Company has contemporaneously executed and delivered its Mortgage and Deed of Trust (hereinafter referred to as the "Original Indenture"), dated July 1, 1939, to the Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and the Original Indenture provides that the denominations, rate of interest, date of maturity, redemption provisions and other provisions and agreements in respect of the First Mortgage Bonds, 3½% Series due 1969 (herein called "Bonds of 1969 Series") issued thereunder, are to be expressed in a Supplemental Indenture dated July 1, 1939, to be made by the Company and the Trustee under the Original Indenture; and

Whereas, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

Whereas, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

Now, therefore, this Indenture Witnesseth:

That The Kansas Power and Light Company, in consideration of the premises and of One dollar to it duly paid by the Trustee

at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued hereunder or thereunder as hereinafter provided, as follows:

ARTICLE I.

Description of Bonds of 1969 Series.

Section 1. The first or initial series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be Bonds of 1969 Series. The Bonds of 1969 Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as "First Mortgage Bonds, 3½% Series due 1969" of the Company. The Bonds of 1969 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture.

The coupon Bonds of 1969 Series shall be dated July 1, 1939, and all Bonds of 1969 Series shall mature July 1, 1969, and shall bear interest at the rate of three and one-half per cent. (3½%) per annum, payable semi-annually on the first day of January and the first day of July in each year. The Bonds of 1969 Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, The City of New York.

Section 2. The Bonds of 1969 Series shall be coupon Bonds registerable as to principal, of the denomination of $1,000, num-

bered consecutively from M1 upwards, and registered Bonds without coupons of the denomination of $1,000, numbered consecutively from RM1 upwards. The Company shall provide for registered Bonds without coupons of the denomination of any multiple of $1,000. Coupon Bonds of 1969 Series may be exchanged, upon surrender thereof, with all unmatured coupons attached, at the agency of the Company in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, The City of New York, for a registered Bond or registered Bonds of 1969 Series without coupons, of authorized denominations, for the same aggregate principal amount, upon payment of charges and subject to the terms and conditions set forth in the Original Indenture.

SECTION 3. The coupon Bonds of 1969 Series, the coupons to be attached thereto, and the registered Bonds of 1969 Series without coupons shall be substantially in the following forms respectively:

[FORM OF COUPON BOND]

THE KANSAS POWER AND LIGHT COMPANY

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 3½% SERIES DUE 1969

Due July 1, 1969

No............. $1,000

THE KANSAS POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this Bond be registered, to the registered owner hereof, on the first day of July, 1969, the sum of One thousand dollars in any coin or currency of the United States of America

which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of July 1939, at the rate of three and one-half per cent. (3½%) per annum, payable semi-annually, on the first days of January and July in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned, but only, in case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached as they severally mature. Both principal of, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, The City of New York.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust (herein called the "Indenture"), dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 3½% Series due 1969" of the Company limited to the aggregate principal amount of Twenty-six million five hundred thousand Dollars ($26,500,000), issued under and secured by the Indenture and described in the indenture (herein called the "Supplemental Indenture of July 1, 1939") dated July

1, 1939, between the Company and the Trustee, supplemental to the Indenture.

To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond.

The Bonds of 3½% Series due 1969 are subject to redemption (otherwise than for the sinking fund mentioned below or by application of moneys included in the trust estate) at any time or from time to time prior to maturity, at the option of the Company, either as a whole or in part by lot, upon payment of the following percentages of the principal amounts thereof:

111% to and including June 30, 1941;
110% thereafter to and including June 30, 1943;
109% thereafter to and including June 30, 1945;
108% thereafter to and including June 30, 1947;
107% thereafter to and including June 30, 1949;
thereafter, the percentages for the respective remaining periods specified below in the case of redemptions for the sinking fund;

together, in each case, with accrued interest to the redemption date, upon notice given by publication once in each of three separate calendar weeks in a daily newspaper, printed in the English language and published and of general circulation in the

Borough of Manhattan, The City of New York (the first of such publications to be not more than sixty and not less than thirty days before the redemption date), all subject to the conditions and as more fully set forth in the Indenture and Supplemental Indenture of July 1, 1939.

The Bonds of 3½% Series due 1969 are entitled to the benefit of the sinking fund as provided in the Supplemental Indenture of July 1, 1939, and, to the extent provided in said Supplemental Indenture, are subject to redemption for the sinking fund on July 1, 1940 and on the first day of July in any year thereafter, and at any time by application of moneys included in the trust estate, at the following percentages of the principal amounts thereof:

108.50% to and including June 30, 1940;
108.32% thereafter to and including June 30, 1941;
108.14% thereafter to and including June 30, 1942;
107.96% thereafter to and including June 30, 1943;
107.76% thereafter to and including June 30, 1944;
107.56% thereafter to and including June 30, 1945;
107.36% thereafter to and including June 30, 1946;
107.15% thereafter to and including June 30, 1947;
106.93% thereafter to and including June 30, 1948;
106.71% thereafter to and including June 30, 1949;
106.47% thereafter to and including June 30, 1950;
106.24% thereafter to and including June 30, 1951;
105.99% thereafter to and including June 30, 1952;
105.74% thereafter to and including June 30, 1953;
105.47% thereafter to and including June 30, 1954;
105.20% thereafter to and including June 30, 1955;
104.93% thereafter to and including June 30, 1956;
104.64% thereafter to and including June 30, 1957;
104.35% thereafter to and including June 30, 1958;
104.04% thereafter to and including June 30, 1959;
103.73% thereafter to and including June 30, 1960;
103.40% thereafter to and including June 30, 1961;
103.07% thereafter to and including June 30, 1962;

102.73% thereafter to and including June 30, 1963;
102.37% thereafter to and including June 30, 1964;
102.01% thereafter to and including June 30, 1965;
101.63% thereafter to and including June 30, 1966;
101.24% thereafter to and including June 30, 1967;
100.84% thereafter to and including June 30, 1968;
100.43% thereafter to and including June 30, 1969;

together, in each case, with accrued interest to the redemption date, upon notice of redemption given in the same manner as is provided in the case of redemption otherwise than for the sinking fund.

In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by delivery except while registered as to principal. This Bond may, from time to time, be registered as to principal in the name of the owner on books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, and such registration shall be noted hereon, after which no transfer hereof shall be valid unless made on said books by the registered owner hereof in person or by duly authorized attorney, and similarly noted hereon; but this Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; and this Bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability of the coupons hereto appertaining, which shall always be payable to bearer and transferable by delivery, and payment to the bearer thereof shall fully discharge the Company in respect of the interest therein mentioned, whether or not

this Bond at the time be registered. Such registration, transfers and discharges from registration shall be without expense to the bearer or registered owner hereof, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the bearer or registered owner requesting such registration, transfer or discharge from registration as a condition precedent to the exercise of such privilege.

Coupon Bonds of 3½% Series due 1969, may be exchanged upon surrender thereof, with all unmatured coupons attached, at said agencies of the Company for a fully registered Bond or fully registered Bonds without coupons of the same series, of authorized denominations, for the same aggregate principal amount, bearing interest from the interest date next preceding the date thereof (each fully registered Bond without coupons to be dated as of the time of issue, unless issued on an interest date, in which event it shall be dated as of the day next following such interest date), all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every bearer or registered owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

Neither this Bond, nor any of the coupons for interest thereon, shall be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under

the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Kansas Power and Light Company has caused this Bond to be signed in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, as of the first day of July, 1939.

THE KANSAS POWER AND LIGHT COMPANY,

By..........................
Vice President.

Attest:

....
Assistant Secretary.

[FORM OF COUPON]

No. $17.50

3½% Series due 1969

On the first day of ...., ..., unless the Bond herein mentioned shall have been duly called for previous redemption and payment thereof duly provided for, The Kansas Power and Light Company will pay to bearer, on surrender of this coupon at the agency of the Company in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, The City of New York, Seventeen and 50/100 dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, being six months' interest then payable on its First Mortgage Bond, 3½% Series due 1969, No.

....
Treasurer.

[FORM OF REGISTERED BOND WITHOUT COUPONS]

THE KANSAS POWER AND LIGHT COMPANY

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 3½% SERIES DUE 1969

Due July 1, 1969

No. ...... $ ......

THE KANSAS POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ....or registered assigns, on the first day of July, 1969, the sum of .... dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the interest date (January 1 or July 1) next preceding the date of this Bond, at the rate of three and one-half per cent. (3½%) per annum, payable semi-anually, on the first days of January and July in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both principal of, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, The City of New York.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust (herein called the "Indenture"), dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank

(herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 3½% Series due 1969" of the Company limited to the aggregate principal amount of Twenty six million five hundred thousand Dollars ($26,500,000), issued under and secured by the Indenture and described in the indenture (herein called the "Supplemental Indenture of July 1, 1939") dated July 1, 1939, between the Company and the Trustee, supplemental to the Indenture.

To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond.

The Bonds of 3½% Series due 1969 are subject to redemption (otherwise than for the sinking fund mentioned below or by application of moneys included in the trust estate) at any time or from time to time prior to maturity, at the option of the Com-

pany, either as a whole or in part by lot, upon payment of the following percentages of the principal amounts thereof:

111% to and including June 30, 1941;
110% thereafter to and including June 30, 1943;
109% thereafter to and including June 30, 1945;
108% thereafter to and including June 30, 1947;
107% thereafter to and including June 30, 1949;
thereafter, the percentages for the respective remaining periods specified below in the case of redemptions for the sinking fund;

together, in each case, with accrued interest to the redemption date, upon notice given by publication once in each of three separate calendar weeks in a daily newspaper, printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York (the first of such publications to be not more than sixty and not less than thirty days before the redemption date), all subject to the conditions and as more fully set forth in the Indenture and Supplemental Indenture of July 1, 1939.

The Bonds of 3½% Series due 1969 are entitled to the benefit of the sinking fund as provided in the Supplemental Indenture of July 1, 1939, and, to the extent provided in said Supplemental Indenture, are subject to redemption for the sinking fund on July 1, 1940 and on the first day of July in any year thereafter, and at any time by application of moneys included in the trust estate, at the following percentages of the principal amounts thereof:

108.50% to and including June 30, 1940;
108.32% thereafter to and including June 30, 1941;
108.14% thereafter to and including June 30, 1942;
107.96% thereafter to and including June 30, 1943;
107.76% thereafter to and including June 30, 1944;
107.56% thereafter to and including June 30, 1945;
107.36% thereafter to and including June 30, 1946;
107.15% thereafter to and including June 30, 1947;

106.93% thereafter to and including June 30, 1948;
106.71% thereafter to and including June 30, 1949;
106.47% thereafter to and including June 30, 1950;
106.24% thereafter to and including June 30, 1951;
105.99% thereafter to and including June 30, 1952;
105.74% thereafter to and including June 30, 1953;
105.47% thereafter to and including June 30, 1954;
105.20% thereafter to and including June 30, 1955;
104.93% thereafter to and including June 30, 1956;
104.64% thereafter to and including June 30, 1957;
104.35% thereafter to and including June 30, 1958;
104.04% thereafter to and including June 30, 1959;
103.73% thereafter to and including June 30, 1960;
103.40% thereafter to and including June 30, 1961;
103.07% thereafter to and including June 30, 1962;
102.73% thereafter to and including June 30, 1963;
102.37% thereafter to and including June 30, 1964;
102.01% thereafter to and including June 30, 1965;
101.63% thereafter to and including June 30, 1966;
101.24% thereafter to and including June 30, 1967;
100.84% thereafter to and including June 30, 1968;
100.43% thereafter to and including June 30, 1969;

together, in each case, with accrued interest to the redemption date, upon notice of redemption given in the same manner as is provided in the case of redemption otherwise than for the sinking fund.

In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company

in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds without coupons of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds without coupons of the same series of other authorized denominations but of the same aggregate principal amount; or the registered owner of this Bond, at his option, may in like manner surrender the same for cancellation in exchange for the same aggregate principal amount of coupon Bonds of the same series and in authorized denominations, with coupons attached maturing on and after the next ensuing interest date; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank,

the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

In witness whereof, The Kansas Power and Light Company has caused this Bond to be signed in its name by its President or a Vice-President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated,

The Kansas Power and Light Company,

By...............................
Vice President.

Attest:

....
Assistant Secretary.

[Form of Trustee's Certificate]

This Bond is one of the Bonds (in temporary form), of the series designated therein, described in the within-mentioned Indenture and Supplemental Indenture of July 1, 1939.

Harris Trust and Savings Bank,
Trustee,

By
Authorized Officer.

ARTICLE II.

Issue of Bonds of 1969 Series.

The total principal amount of Bonds of 1969 Series which may be authenticated and delivered under and secured by the Original

Indenture and any indenture supplemental thereto shall be limited to Twenty-six million five hundred thousand Dollars ($26,500,000).

ARTICLE III.

Redemption.

Section 1. The Bonds of 1969 Series shall, subject to the provisions of Article V of the Original Indenture, be redeemable (otherwise than for the sinking fund mentioned in Article IV hereof or by application of moneys included in the trust estate) at any time or from time to time prior to maturity, at the option of the Board of Directors of the Company, either as a whole or in part by lot, at the following percentages of the principal amounts thereof:

111% to and including June 30, 1941;
110% thereafter to and including June 30, 1943;
109% thereafter to and including June 30, 1945;
108% thereafter to and including June 30, 1947;
107% thereafter to and including June 30, 1949;
thereafter, the percentages for the respective remaining periods specified in Section 3 of Article IV hereof in the case of redemptions for the sinking fund;

together, in each case, with accrued interest to the redemption date.

Section 2. Subject to the provisions of Article V of the Original Indenture, notice of redemption shall be given by publication once in each of three separate calendar weeks in an authorized newspaper in the Borough of Manhattan, The City of New York, the first of such publications to be not more than sixty and not less than thirty days prior to the date fixed for redemption, and, if any of the Bonds to be redeemed are registered Bonds without coupons or coupon Bonds registered as to principal, similar notice shall be sent by the Company through the mails, postage prepaid, at least thirty days and not more than sixty days prior

to the date fixed for redemption, to the registered owners of such Bonds at their addresses as the same shall appear, if at all, on the transfer register of the Company.

ARTICLE IV.

SINKING FUND.

SECTION 1. The Company covenants and agrees with the Trustee that so long as any of the Bonds of 1969 Series are outstanding, the Company will pay to the Trustee as and for a sinking fund, for the use and benefit of the holders of the Bonds of 1969 Series

(*a*) during the twelve months' period ending on the thirtieth day of June in each of the calendar years 1940 to 1949, both inclusive, the sum of One hundred seventy thousand Dollars ($170,000); and

(*b*) during the twelve months' period ending on the thirtieth day of June in each of the calendar years 1950 to 1968, both inclusive, the sum of Five hundred twenty thousand Dollars ($520,000),

in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, except to the extent that in each such year Bonds of 1969 Series are used in lieu of such payments in cash as provided in Section 2 of this Article and except to the extent that cash is credited in each such year on account of such payments as permitted in Section 5 of Article VIII of the Original Indenture subject to Section 5 of this Article, provided however, in case all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an entirety from the lien of the Original Indenture and an aggregate principal amount of Bonds of 1969 Series not less than the greater amount specified in Section 3(*b*) of Article V hereof shall have been retired in the manner pro-

vided in said Section 3 or shall have been purchased or redeemed by the Company otherwise than out of trust estate moneys during the period of six months after such release, the Company need not pay any amount to the Trustee as and for a sinking fund thereafter to and including the thirtieth day of June, 1949 (if compliance with the aforesaid conditions necessary to an adjustment in the amount of the sinking fund payments occurs on or before May 21, 1949); and the amount which the Company shall pay to the Trustee as and for a sinking fund during the twelve months' period ending on June 30, 1950 or the thirtieth day of June immediately following the twenty-first day of May on or before which such compliance occurs (whichever thirtieth day of June is later) and during the twelve months' period ending on the thirtieth day of June in each calendar year thereafter, shall be an amount, expressed in dollars to the nearest multiple of one thousand, equal to one per cent. (1%) of the remainder obtained by subtracting,

(*i*) the principal amount of all Bonds of 1969 Series retired as aforesaid, plus the principal amount of Bonds of 1969 Series redeemed for the sinking fund or delivered to the Trustee and cancelled for the sinking fund prior to such compliance,

from

(*ii*) twenty-six million five hundred thousand (26,500,000).

All such Bonds purchased or redeemed by the Company within the period of six months after such release shall be delivered to the Trustee, together with the coupons and instruments of transfer provided for under Section 2 of this Article, on or before the twenty-first day of May next following compliance with the aforesaid conditions necessary to an adjustment in the amount of the sinking fund payments, together with an officers' certificate setting forth the same matters required by the officers' certificate provided for under Section 2 of this Article.

SECTION 2. In lieu of the whole or any part of the cash payments provided for in Section 1 of this Article, if on or before

May 21, 1940 or during the twelve months' period ending on the twenty-first day of May in any succeeding year preceding any sinking fund payment date, the Trustee shall purchase Bonds of 1969 Series for the sinking fund pursuant to the provisions of Section 5 of Article VIII of the Original Indenture subject to Section 5 of this Article or the Company shall deliver Bonds of 1969 Series to the Trustee for cancellation for the sinking fund, together with an officers' certificate as below provided, the obligation of the Company to make the said payment in cash before the first day of July, next following, shall be credited with an amount equal to the principal amount of such Bonds and the amount in cash required to be paid by the Company as aforesaid shall be reduced accordingly. The aforesaid officers' certificate shall state that

(*a*) such Bonds delivered by the Company have been acquired by the Company at a cost not in excess of the redemption price at the time applicable;

(*b*) to the knowledge of the signers of such certificate, none of such Bonds was acquired by the Company from any person controlling or controlled by or under common control with the Company; and

(*c*) no portion of said Bonds has been made the basis for the granting of an application for the authentication and delivery of additional Bonds or the release of property or the withdrawal or reduction of cash under the provisions of the Original Indenture.

All coupon Bonds so delivered by the Company to the Trustee for credit against the sinking fund obligation of the Company shall be accompanied by all unmatured coupons appertaining thereto and all registered Bonds without coupons and all coupon Bonds registered as to principal so delivered shall be accompanied by duly executed instruments of transfer. The term "control" as used in this Section with respect to any corporation shall mean the ownership, directly or indirectly, of a majority of the outstanding stock of such corporation entitled to vote for the election

of a majority of the directors either at all times or only so long as no senior class of stock has such voting power because of default in dividends or because of the existence of some other default.

SECTION 3. All cash paid to the Trustee pursuant to the provisions of this Article shall be held in trust and applied to the redemption on the first day of July, next following the receipt of such cash by the Trustee, of a principal amount of Bonds of 1969 Series equal to the amount of such cash. The Bonds of 1969 Series shall be redeemable for the sinking fund on the first day of July in any year, or at any time by application of moneys included in the trust estate pursuant to Section 8 of Article VIII of the Original Indenture, at the following percentages of the principal amounts thereof:

108.50% to and including June 30, 1940;
108.32% thereafter to and including June 30, 1941;
108.14% thereafter to and including June 30, 1942;
107.96% thereafter to and including June 30, 1943;
107.76% thereafter to and including June 30, 1944;
107.56% thereafter to and including June 30, 1945;
107.36% thereafter to and including June 30, 1946;
107.15% thereafter to and including June 30, 1947;
106.93% thereafter to and including June 30, 1948;
106.71% thereafter to and including June 30, 1949;
106.47% thereafter to and including June 30, 1950;
106.24% thereafter to and including June 30, 1951;
105.99% thereafter to and including June 30, 1952;
105.74% thereafter to and including June 30, 1953;
105.47% thereafter to and including June 30, 1954;
105.20% thereafter to and including June 30, 1955;
104.93% thereafter to and including June 30, 1956;
104.64% thereafter to and including June 30, 1957;
104.35% thereafter to and including June 30, 1958;
104.04% thereafter to and including June 30, 1959;
103.73% thereafter to and including June 30, 1960;

103.40% thereafter to and including June 30, 1961;
103.07% thereafter to and including June 30, 1962;
102.73% thereafter to and including June 30, 1963;
102.37% thereafter to and including June 30, 1964;
102.01% thereafter to and including June 30, 1965;
101.63% thereafter to and including June 30, 1966;
101.24% thereafter to and including June 30, 1967;
100.84% thereafter to and including June 30, 1968;
100.43% thereafter to and including June 30, 1969;

together, in each case, with accrued interest to the redemption date. Except as in this Section otherwise provided, such redemption shall be made in the manner and with the effect provided in Article III of this Supplemental Indenture and in Article V of the Original Indenture for redemptions otherwise than for the sinking fund. The Company covenants and agrees that it will, from sources other than the sinking fund, provide accrued interest and premiums on the Bonds so called for redemption for the sinking fund, and that it will pay the same to the Trustee prior to the date fixed for such redemption of such Bonds.

Unless the Company shall have duly delivered to the Trustee or the Trustee shall have purchased for cancellation for the sinking fund Bonds of 1969 Series in lieu of the whole of any cash payment required to be made for the sinking fund pursuant to the provisions of this Article, the Trustee shall, prior to the twenty-eighth day of May in each year commencing with the calendar year 1940, draw by lot in the manner deemed by it proper from the distinctive numbers of the coupon Bonds of 1969 Series outstanding and the distinctive numbers endorsed upon the outstanding registered Bonds of 1969 Series without coupons, the numbers of the Bonds of 1969 Series to be redeemed, and shall notify the Company in writing of the numbers of the Bonds of 1969 Series so drawn, and the Trustee shall give or cause to be given on behalf of the Company the notice required by Section 2 of Article III of this Supplemental Indenture in order to redeem, on the first day of July next following, the Bonds of 1969 Series so drawn at the redemption price for sinking fund purposes then in effect, and accrued interest.

SECTION 4. All Bonds of 1969 Series delivered to the Trustee in lieu of cash, purchased by the Trustee or redeemed for the sinking fund or made the basis for any reduction in the amount of the sinking fund in accordance with the provisions of this Article, together with the unmatured coupons thereto appertaining, shall be cancelled by the Trustee which shall deliver them to the Company. Bonds of 1969 Series so cancelled shall not be reissued and, so long as any Bonds of 1969 Series are outstanding, no additional Bonds shall be authenticated and delivered in substitution therefor and no property or obligation shall be released or cash withdrawn or reduced under the provisions of the Original Indenture on the basis thereof.

SECTION 5. So long as any Bonds of 1969 Series are outstanding, not more than Twenty-five thousand Dollars ($25,000) in cash shall, in any one year, be credited on account of the sinking fund payments or used by the Trustee to purchase Bonds of 1969 Series for the sinking fund pursuant to the provisions of Section 5 of Article VIII of the Original Indenture out of any moneys received by the Trustee upon the release from the lien of the Original Indenture of any electric properties or in payment of principal of, or upon the release of, obligations deposited with the Trustee upon any such release pursuant to paragraphs (1) and (2) of Section 3 (d) of Article VII of the Original Indenture.

ARTICLE V.

ADDITIONAL COVENANTS.

The Company hereby covenants and agrees that:

SECTION 1. So long as any of the Bonds of 1969 Series shall remain outstanding, the Company will not (*a*) declare or pay any dividend or make any distribution (except dividends payable, or distributions made, in shares of its common stock and except for redemption of its preferred stock) to the holders of any shares of any class of its capital stock, except out of earned surplus of the Company available for dividends computed in accordance with good accounting practice, or (*b*) repurchase

any shares of its common stock except out of earned surplus, or (*c*) repurchase any shares of its preferred stock out of surplus created by reduction in the par or stated value of its common stock or the cancellation of shares of its common stock. In determining such earned surplus, the Company will charge against its earnings, during the calendar year ending December 31, 1939 and during each calendar year thereafter, and credit to reserves for depreciation and property retirement, amounts which shall aggregate not less than (*i*) fifteen per cent of the gross operating revenues of the Company for such calendar year after deducting from such gross operating revenues the cost to the Company of electric energy purchased for resale and the cost to the Company of the net amount of electric energy received by the Company on interchange and of the net amount of gas delivered by the Company on interchange, less (*ii*) the amounts expended for current maintenance during such calendar year. Any stock issued in lieu of common stock of the Company shall be deemed common stock for the purpose of this Section. Nothing herein contained shall prevent the merger of the Company into any other corporation or prevent the sale by the Company of its property as an entirety or substantially as an entirety as permitted in Article XII of the Original Indenture.

SECTION 2. So long as any Bonds of 1969 Series are outstanding, the Company will not issue or permit the issue of any Bonds, secured by the Original Indenture, which are payable in any currency or money other than in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

SECTION 3. So long as any Bonds of 1969 Series are outstanding, in the event that all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the lesser of

(*a*) the fair value of the gas properties so released pursuant to Section 3 of said Article VII, as stated in the engineer's certificate required by Section 3(*b*) of said Article VII, and the proceeds of the gas properties so released pursuant to Section 5 of said Article VII, less the amount of moneys, deposited with the Trustee pursuant to Sections 3(*d*), 4(*d*) and 5 of said Article VII on such release, withdrawn or reduced pursuant to Section 1 of Article VIII of the Original Indenture simultaneously with or within three months after such release; or

(*b*) the greater of

(*i*) Nine million Dollars ($9,000,000) plus One hundred seventy-five thousand Dollars ($175,000) for each full year (disregarding any period less than a full year) beginning with July 1, 1949 (if such date is before such release) and ending on the date of such release, less the principal amount of Bonds of 1969 Series redeemed for the sinking fund or delivered to the Trustee and cancelled for the sinking fund prior to the date of such release, or

(*ii*) One-half of the fair value of the gas properties so released, as stated in the engineer's certificate required by Section 3(*b*) of Article VII of the Original Indenture, and one-half of the proceeds of the gas properties so released pursuant to Section 5 of said Article VII.

Such retirement of Bonds shall be effected in either one or both of the following methods:

(*aa*) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(*d*), 4(*d*) and 5 of Article VII of the Original Indenture upon such release; or

(*bb*) By causing the Trustee to purchase or redeem Bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(*d*), 4(*d*) and 5 of Article VII of the Original Indenture upon such release.

SECTION 4. So long as any Bonds of 1969 Series are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(*b*) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

(*a*) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(*d*), 4(*d*) and 5 of Article VII of the Original Indenture upon such release; or

(*b*) By causing the Trustee to purchase or redeem Bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(*d*), 4(*d*) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired shall include a principal amount of Bonds of 1969 Series which bears the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of 1969 Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

SECTION 5. All Bonds of 1969 Series delivered to the Trustee or purchased or redeemed pursuant to this Article, together with the unmatured coupons thereto appertaining, shall be cancelled by the Trustee, which shall deliver them to the Company. Bonds of 1969 Series so cancelled shall not be reissued, and, so long as any Bonds of 1969 Series are outstanding, no additional B ds shall be authenticated and delivered in substitution therefor and

no property or obligation shall be released or cash withdrawn or reduced under the provisions of the Original Indenture on the basis thereof.

ARTICLE VI.

The Trustee.

The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE VII.

Miscellaneous Provisions.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

In witness whereof, said The Kansas Power and Light Company has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested

by its Secretary or one of its Assistant Secretaries; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of July, One thousand nine hundred and thirty-nine.

THE KANSAS POWER AND LIGHT COMPANY,
By H. L. HANLEY
Vice President.

[CORPORATE SEAL]

Attest:
I. S. STEWART
Assistant Secretary.

Signed, sealed and delivered by The Kansas Power and Light Company in the presence of:
S. L. POMEROY
C. P. NONGARD
As Witnesses.

HARRIS TRUST AND SAVINGS BANK,
By HAROLD ECKHART
Vice President.

[CORPORATE SEAL]

Attest:
F. O. MANN
Assistant Secretary.

Signed, sealed and delivered by Harris Trust and Savings Bank in the presence of:
S. L. POMEROY
E. M. PFEILER
As Witnesses.

STATE OF ILLINOIS }
COUNTY OF COOK } SS.:

BE IT REMEMBERED, that on this 24th day of July, 1939, before me, the undersigned, TILLIE F. KURTZ, a Notary Public within and for the County and State aforesaid, personally came HAROLD ECKHART, a Vice President, and F. O. MANN, an Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

TILLIE F. KURTZ
Notary Public.
My Commission Expires July 13, 1941

STATE OF ILLINOIS }
COUNTY OF COOK } SS.:

BE IT REMEMBERED, that on this 24th day of July, 1939, before me, the undersigned, GUY H. STRAFER, a Notary Public within and for the County and State aforesaid, personally came H. L. HANLEY, a Vice President, and I. S. STEWART, an Assistant Secretary, of The Kansas Power and Light Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, who, being by me respectively, duly sworn, did each say that the said H. L. Hanley is Vice President and that the said I. S. Stewart is an Assistant Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith for the uses and purposes therein set forth and without any intent to hinder, delay or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

GUY H. STRAFER
Notary Public.
My Commission Expires January 26, 1941

The Supplemental Indenture dated July 1, 1939 was recorded on July 27, 1939, in the offices of the Registers of Deeds of the Counties listed below, all in the State of Kansas, as follows:

	Recording as Real Estate Mortgage			Recording as Chattel Mortgage		
County	Time	Book	Page	Time	Book	Page
Atchison	8:50 AM	250	—	9:00 AM	P	157
Barber	8:10 AM	46	181	8:10 AM	20	135
Barton	8:06 AM	52	417	8:06 AM	W	159
Brown	8:20 AM	200A	259	8:20 AM	X	136
Butler	8:15 AM	159	600	—	5087A	—
Clark	8:18 AM	46	—	8:25 AM	25	K3
Clay	8:08 AM	66	295	8:08 AM	30	135
Cloud	8:10 AM	87	579	8:10 AM	18	153
Comanche	8:32 AM	47B	—	8:32 AM	18	138
Dickinson	8:14 AM	111	233	8:14 AM	A7	147
Doniphan	9:15 AM	115	—	9:15 AM	10	144
Edwards	8:05 AM	23	398	8:06 AM	5	120
Ellis	9:10 AM	68	569	9:10 AM	18	K
Ellsworth	8:10 AM	50	259	8:10 AM	25	148
Geary	9:05 AM	36	259-288	9:05 AM	2	155
Jackson	10:15 AM	108A	—	10:15 AM	40	K9
Jefferson	8:10 AM	174	544	8:20 AM	29	142
Johnson	8:10 AM	B	—	8:15 AM	30	145
Kingman	8:10 AM	S	93	8:10 AM	W	K
Kiowa	9:00 AM	F	182	9:05 AM	H-1	K-7
Lincoln	8:10 AM	46	259	8:15 AM	16	92
Marion	8:32 AM	217	B	8:32 AM	26	142
Marshall	8:10 AM	238	39	8:10 AM	13	150
McPherson	8:10 AM	123	101	8:10 AM	49	42
Morris	8:15 AM	62A	—	8:15 AM	8	152
Nemaha	8:45 AM	119	1-5	8:45 AM	5	151
Ottawa	8:10 AM	62	1-A	8:10 AM	29	K2409
Osage	8:10 AM	K44	—	8:10 AM	0	162
Pawnee	8:06 AM	44	1-30	8:06 AM	22	139
Pottawatomie	8:40 AM	99	V	8:40 AM	V	160
Pratt	8:07 AM	80	558	8:07 AM	37	148
Reno	8:15 AM	260	388	8:15 AM	B4	K
Republic	8:30 AM	140	268	8:30 AM	7	145-C
Rice	8:25 AM	119	500	8:25 AM	31	K
Riley	8:15 AM	196	1-A to 30-A	8:30 AM	V	146
Rush	8:06 AM	24	4	8:06 AM	0	948
Russell	9:15 AM	57	648	9:15 AM	33	K
Saline	8:32 AM	135	418-433	8:32 AM	32	177
Shawnee	8:00 AM	778	346	8:00 AM	39	2
Stafford	8:27 AM	76L	1-30	8:30 AM	32	10
Wabaunsee	9:25 AM	1	1-30	9:25 AM	27	40
Washington	8:05 AM	92	546	8:05 AM	40	145